Exhibit 23.9

CONSENT OF CHRISTOPHER J. HAMEL

I consent to the use of my name, or any quotation from, or summarization of:

(i)

the technical report summary entitled “2022 Technical Report on the Shea Creek Project, Saskatchewan”, effective date October 31, 2022, prepared by me, which was filed as an Exhibit to Uranium Energy Corp.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on January 11, 2023, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended July 31, 2023, filed with the SEC on September 29, 2023, as amended on April 2, 2024; and

(ii)

the technical report summary entitled “2024 Technical Report on the Horseshoe-Raven Project, Saskatchewan”, effective date March 1, 2024, prepared by me, which was filed as an Exhibit to the Company’s amended Annual Report on Form 10-K/A for the period ended July 31, 2023 filed with the United States Securities and Exchange Commission on April 2, 2024.

I consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated July 12, 2024, and any amendments or supplements thereto.

/s/ Christopher J. Hamel
Christopher J. Hamel, P.Geo., APEGS Registered Member

Date: July 12, 2024